                                                                       EXHIBIT 2


                            STATEMENT OF DESIGNATION
                                       OF
              9.50% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES
                                       OF
                      CRESCENT REAL ESTATE EQUITIES COMPANY

     The undersigned, the Chief Executive Officer of Crescent Real Estate Equities Company, a real estate investment trust organized and existing under the Texas Real Estate Investment Trust Act, as amended (the "Company"), certifies that pursuant to the authority granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, has adopted the following resolution designating a new series of preferred shares of beneficial interest of the Company.

     WHEREAS, pursuant to the authority expressly granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, on June 30, 1998, the Board of Trust Managers, acting through an authorized committee thereof, designated 6,948,734 Series B Convertible Preferred Shares of beneficial interest, $.01 par value per share (Liquidation Preference $25.00 Per Share) (the "Prior Series B Preferred Shares"), authorized the issuance thereof, and fixed the designation and number thereof and the voting powers, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereto, by filing with County Clerk of Tarrant County, Texas a Statement of Designation;

     WHEREAS, in November 1998, the holder of the Prior Series B Preferred Shares elected to convert all of such 6,948,734 Prior Series B Preferred Shares into common shares of beneficial interest, $.01 par value per share, of the Company, pursuant to the terms of the Statement of Designation with respect to the Prior Series B Preferred Shares;

     WHEREAS, as of the date hereof, none of the Prior Series B Preferred Shares are issued and outstanding, and the Company wishes to designate and issue a new series of preferred shares of beneficial interest, $.01 par value per share, of the Company;

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, hereby designates 3,450,000 9.50% Series B Cumulative Redeemable Preferred Shares of beneficial interest, $.01 par value per share (Liquidation Preference $25.00 Per Share) (the "Series B Preferred Shares"), and authorizes the issuance thereof, and hereby fixes the designation and number thereof and the voting powers, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereto as follows:

     A. Certain Definitions.

         Unless the context otherwise requires, the terms defined in this Paragraph A shall have, for all purposes of this Statement of Designation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Board of Trust Managers" shall mean the Board of Trust Managers of the Company or any committee authorized by such Board of Trust Managers to perform any of its responsibilities with respect to the Series B Preferred Shares.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York or Dallas, Texas are authorized or required by law, regulation or executive order to close.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, from time to time.

         "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Company.

         "Declaration of Trust" shall mean the Company's Restated Declaration of Trust, as the same may be amended from time to time.

         "Distribution Payment Date" shall have the meaning set forth in subparagraph (3) of paragraph B.

         "Distribution Period" shall have the meaning set forth in subparagraph
(3) of paragraph B.

         "Event" shall have the meaning set forth in subsection (c) of subparagraph (7) of paragraph B.

         "Issue Date" shall mean the date on which any Series B Preferred shares are first issued and sold.

         "Junior Shares" shall have the meaning set forth in subparagraph (2) of paragraph B.

         "Parity Shares" shall have the meaning set forth in subparagraph (2) of paragraph B.

         "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of

Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series B Preferred Shares provided that the ownership of Series B Preferred Shares by such Underwriter would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Company failing to qualify as a REIT.

         "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, of the Company.

         "Record Date" shall have the meaning set forth in subparagraph (3) of paragraph B.

         "REIT" shall mean a real estate investment trust under Section 856 of the Code.

         "Series B Preferred Shares" shall mean the Company's 9.50% Series B Cumulative Redeemable Preferred Shares of beneficial interest, $.01 par value per share, liquidation value $25.00 per share.

         "Series B Preferred Shares Redemption Date" shall have the meaning set forth in subsection (d) of subparagraph (5) of paragraph B hereof.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Trust Managers, the allocation of funds to be so paid on any series or class of shares of beneficial interest; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series B Preferred Shares as to the payment of distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     B. Series B Preferred Shares.

         (1) Number. The maximum number of Series B Preferred Shares shall be 3,450,000.

         (2) Relative Seniority. In respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Company, the Series B Preferred Shares shall rank pari passu with any other Preferred Shares (the "Parity Shares"), and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Company ranking, as to distributions and upon liquidation, junior (collectively, the "Junior Shares") to the Parity Shares.

         (3) Distributions. The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Trust Managers out of any funds legally available therefor, cumulative cash distributions at the rate of $2.375 per share per year, payable in equal amounts of $0.59375 per share quarterly in cash on the 15th day, or if not a Business Day, the next succeeding Business Day, of February, May, August and November in each year, beginning August 15, 2002 (each such day being hereinafter called a "Distribution Payment Date" and each period ending on a Distribution Payment Date being hereinafter called a "Distribution Period"), with respect to each Distribution Period, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trust Managers at the time of declaration of the distribution (the "Record Date"), which shall not be less than 10 nor more than 30 days preceding the Distribution Payment Date. The amount of any distribution payable for the initial Distribution Period, which will begin on the date on which Series B Preferred Shares are first issued, and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each Series B Preferred Share shall accrue and be cumulative from and including the first day of the Distribution Period in which such Series B Preferred Share is issued (or if such Series B Preferred Share is issued after the Record Date for such Distribution Period, from and including the first day of the next Distribution Period), whether or not (i) distributions on such shares are earned or declared or (ii) on any Distribution Payment Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series B Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Distributions on account of arrears for any past distribution periods may be declared and paid at such time, if any, as may be fixed by the Board of Trust Managers, and shall first be credited against the earliest accrued but unpaid distributions due and payable with respect to such Series B Preferred Shares.

         The amount of any distributions accrued on any Series B Preferred Shares at any Distribution Payment Date shall be the amount of any unpaid distributions accumulated thereon through and during such Distribution Period, to and including such Distribution Payment Date, whether or not earned or declared, and the amount of distributions accrued on any Series B Preferred Shares at any date other than a Distribution Payment Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Distribution Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $2.375 for the period after such last preceding Distribution Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

         If any Series B Preferred Shares are outstanding, no full distributions shall be declared or paid or set apart for payment on any other series of Parity Shares or any other class or series of Junior Shares for any period unless full cumulative distributions have been declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on the Series B Preferred Shares for all past distribution periods and the then current distribution period. If distributions are not paid in full, or not declared in full and a sum sufficient for such full payment is not set apart for the payment thereof, upon the Series B Preferred Shares and any class or series of Parity Shares, all distributions declared upon Series B Preferred Shares and upon any other class or series of Parity Shares shall be paid or declared pro rata so that in all cases the amount of distributions paid or declared per share on the Series B Preferred Shares and Parity Shares shall bear to each other the same ratio that accumulated distributions per share, including distributions accrued or in arrears, if any, on the Series B Preferred Shares and Parity Shares bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the Series B Preferred Shares have been paid or declared and a sum sufficient for such full payment set apart for payment for all past Distribution Periods and the then current Distribution Period, no distributions (other than distributions in shares of Common Shares or in any other Junior Shares) shall be declared or paid or set apart for payment or other distribution upon the Company's Common Shares, or, except as provided above, on any other Junior Shares or Parity Shares, nor shall any Common Shares or any other Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company (except by conversion into or exchange for Junior Shares). Holders of the Series B Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series B Preferred Shares that may be in arrears.

         Except as provided in this Statement of Designation, the Series B Preferred Shares shall not be entitled to participate in the earnings or assets of the Company.

         (4) Liquidation Preference.

               (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Company legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per Series B Preferred Share, plus an amount equal to distributions accrued and unpaid thereon to the date fixed for such dissolution, liquidation or winding up of the Company.

               (b) After the payment to the holders of the Series B Preferred Shares of the full preferential amounts provided for in this subparagraph (4), the holders of the Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

               (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the amounts payable with respect to the preference value of the Series B Preferred Shares and any Parity Shares are not paid in full, the holders of the Series B Preferred

                    Shares and of such Parity Shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts provided for in this subparagraph (4) to which they are entitled.

               (d) Neither the sale, lease or conveyance of all or substantially all the property or business of the Company, nor the merger or consolidation of the Company into or with any other entity, nor the merger or consolidation of any other entity into or with the Company nor a statutory share exchange, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company for the purposes of this subparagraph (4).

         (5) Redemption at the Option of the Company.

               (a) Subject to subsection (b) of this subparagraph (5), the Series B Preferred Shares shall not be redeemable by the Company prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the Company, at its option, may redeem the Series B Preferred Shares, in whole or from time to time in part, as set forth herein, at a redemption price of $25.00 per Series B Preferred Share, subject to the provisions below.

               (b) Prior to the fifth anniversary of the Issue Date, the Series B Preferred Shares may be redeemed at the option of the Company, in whole or from time to time in part, at a redemption price of $25.00 per Series B Preferred Share, if the Board of Trust Managers determines that such a redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes, subject to the provisions below.

               (c) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the shares to be redeemed will be determined pro rata or by lot as may be determined by the Board of Trust Managers or in such other manner as prescribed by the Company's Board of Trust Managers in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series B Preferred Shares are listed. In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series B Preferred Shares would own, or be deemed to own by virtue of certain attribution provisions of the Code, as specified in the Declaration of Trust, in excess of 9.9% of the Series B Preferred Shares issued and outstanding because such holder's Series B Preferred Shares were not redeemed, or were only redeemed in part, then the Company will redeem the requisite number of Series B Preferred Shares of such shareholder such that he will not own, or be deemed to own by virtue of certain attribution provisions of the Code, as specified in the Declaration of Trust in excess of 9.9% of Series B Preferred Shares issued and outstanding subsequent to such redemption. A new certificate shall be issued representing any unredeemed Series B Preferred Shares without cost to the holder thereof.

               (d) Notice of redemption will be mailed, not less than 30 nor more than 60 days prior to the date fixed for redemption, to each holder of record of Series B Preferred Shares to be redeemed, notifying such holder of the Company's election to redeem such shares, stating the date fixed for redemption thereof (the "Series B Preferred Shares Redemption Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series B Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder), the place(s) where the Series B Preferred Share certificates are to be surrendered for payment, and that distributions on the Series B Preferred Shares will cease to accrue on the specified redemption date.

               (e) On or after the Series B Preferred Shares Redemption Date, each holder of Series B Preferred Shares to be redeemed must present and surrender his Series B Preferred Share certificates to the Company at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the Person whose name appears on such Series B Preferred Share certificates as the owner thereof and each such Series B Preferred Share certificate surrendered will be canceled. From and after the Series B Preferred Shares Redemption Date (unless the Company defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice will cease to accrue and all rights of the holders thereof (including conversion rights), except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the Series B Preferred Shares Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Company) on the Company's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to the Series B Preferred Shares Redemption Date, may irrevocably deposit the redemption price (including accrued and unpaid distributions) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case such notice to holders of the Series B Preferred Shares to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) call upon such holders to surrender the Series B Preferred Share certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Series B Preferred Shares Redemption
                    Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Series B Preferred Shares Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the Series B Preferred Shares Redemption Date will be returned by such bank or trust company to the Company.

               (f) Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series B Preferred Shares for all past Distribution Periods and the then current Distribution Period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, no Series B Preferred Shares shall be redeemed unless (i) all outstanding Series B Preferred Shares are simultaneously redeemed or (ii) the Board of Trust Managers determines that such redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

               (g) The holders of Series B Preferred Shares at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such Series B Preferred Shares on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Company's default in the payment of the distribution due. Except as provided above, the Company will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares which have been called for redemption.

               (h) The Series B Preferred Shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption.

         (6) Shares to be Retired.

         All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

         (7) Voting Rights. Except as provided below, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Trust Managers or for any other purposes or otherwise to participate in any action taken by the Company or the shareholders thereof, or to receive notice of any meeting of shareholders.

               (a) In any matter in which the Series B Preferred Shares are entitled to vote (as expressly provided herein), including any action by written consent, each Series B Preferred Share shall be entitled to one vote.

               (b) Whenever distributions on any Series B Preferred Shares shall be in arrears for six or more Distribution Periods, whether or not such Distribution Periods are consecutive, the holders of the Series B Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trust Managers of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and all other Trust Managers of the Company shall be elected by the holders of the Company's Common Shares. In such case, the entire Board of Trust Managers of the Company will be increased by two Trust Managers. Voting rights of the holders of the Series B Preferred Shares shall continue at each subsequent annual meeting until all distributions accumulated on such Series B Preferred Shares for the past Distribution Periods and the then current Distribution Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

               (c) As long as any Series B Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class) (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; (ii) authorize or undertake a share exchange, reclassification or cancellation that would affect any of the Series B Preferred Shares (unless the Series B Preferred Shares shall be converted into or exchanged for preferred shares having preferences or reclassified rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical (except for changes that do not materially and adversely affect the holders of the Series B Preferred Shares) to that of a Series B Preferred Share), or (iii) amend, alter or repeal the provisions of the Declaration of Trust or this Statement of Designation (each event listed in (i), (ii) and (iii) above, an "Event"), except if such Event shall not materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof provided herein; provided, however, with respect to the occurrence of any of the Events set forth above, so long as the Series B Preferred Shares (or shares into which the Series B Preferred Shares have been converted in any successor entity to the Company) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series B Preferred Shares or the issuance of any other Series B Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power.

                    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     C. Exclusion of Other Rights.

         The Series B Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Statement of Designation (as such Statement of Designation may be amended from time to time) and in the Declaration of Trust. The Series B Preferred Shares shall have no preemptive or subscription rights.

     D. Headings of Subdivisions.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     E. Severability of Provisions.

         If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Statement of Designation (as such Statement of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Statement of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series B Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     F. Adoption.

         This Statement of Designation was duly adopted by the Board of Trust Managers of the Company. Shareholder action was not required.

                                   *    *    *

         IN WITNESS WHEREOF, I hereby certify that I, John C. Goff, am the Chief Executive Officer of Crescent Real Estates Equities Company (the "Company") and that as such, I am authorized to execute and file with the County Clerk of Tarrant County, Texas this Statement of Designation (the "Statement of Designation") on behalf of the Company and I further certify on behalf of the Company that this Statement of Designation was authorized by the Board of Trust Managers by unanimous written consent dated as of May 10, 2002 and is still in full force and effect as of the date hereof. I further certify that my signature to this document is my free act and deed, that to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under penalty of perjury.

                            CRESCENT REAL ESTATE EQUITIES COMPANY

                            /s/ John C. Goff
                            -------------------------------------
                            Name:  John C. Goff
                            Title: Chief Executive Officer

         The undersigned, Jerry R. Crenshaw, Jr., the Senior Vice President and Chief Financial Officer of the Company, hereby certifies that John C. Goff is the Chief Executive Officer of the Company and that the signature set forth above is his genuine signature.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of May, 2002.

                            /s/ Jerry R. Crenshaw, Jr.
                            -----------------------------------------------
                            Name:  Jerry R. Crenshaw, Jr.
                            Title: Senior Vice President and
                                   Chief Financial Officer

STATE OF TEXAS
COUNTY OF TARRANT

         This instrument was acknowledged before me on May 13, 2002, by John C. Goff, Chief Executive Officer of Crescent Real Estate Equities Company, a Texas real estate investment trust, on behalf of said real estate investment trust.

                            /s/ Elizabeth A. Hays
                            ------------------------------
                            Notary Public - State of Texas

                            Elizabeth A. Hays
                            ------------------------------
                            Printed Name of Notary Public

My commission expires:

August 11, 2004

STATE OF TEXAS
COUNTY OF TARRANT

         This instrument was acknowledged before me on May 13, 2002, by Jerry
R. Crenshaw, Jr.

                            /s/ Elizabeth A. Hays
                            ------------------------------
                            Notary Public - State of Texas

                            Elizabeth A. Hays
                            ------------------------------
                            Printed Name of Notary Public

My commission expires:

August 11, 2004